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                                                                     EXHIBIT 2.1

                          AGREEMENT OF REORGANIZATION
                               AND PLAN OF MERGER

     This Agreement of Reorganization and Plan of Merger (this "Agreement") dated this 2nd day of February, 1998, by and between BNC Mortgage Inc., a Delaware corporation ("BNC Delaware") and BNC Mortgage, Inc., a California corporation ("BNC Cal"), is made with respect to the following facts:

          A. BNC Delaware and BNC Cal desire that BNC Cal merge with and into BNC Delaware, pursuant to Delaware law, with BNC Delaware being the surviving entity (the "Merger"), as set forth in the Registration Statement of BNC Delaware on Form S-1, No. 333-38651, including all amendments thereto (the "Registration Statement"), filed with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "Act").

          B. Section 252 of the General Corporation Law of the State of Delaware, 8 Del.C. Section 101, et seq. (the "DGCL"), authorizes the merger of a Delaware corporation and a foreign corporation. Sections 1100 and 1108 of the California Corporations Code authorizes the merger of California corporations into foreign corporations.

          C. BNC Delaware's Certificate of Incorporation and Bylaws permit, and resolutions adopted by BNC Delaware's Board of Directors and BNC Cal's Board of Directors authorize this Agreement and the consummation of the Merger called for herein.

     NOW THEREFORE, based upon the foregoing, and in consideration of the mutual promises and covenants herein, the parties to this Agreement agree as follows:

                             ARTICLE I - THE MERGER

     1.01 The Merger; Surviving Corporation.  Subject to the terms and
          ---------------------------------
conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.02 below), BNC Cal shall be merged with and into BNC Delaware, pursuant to Section 252 of the DGCL, and the separate existence of BNC Cal shall cease. BNC Delaware shall be the surviving entity (the "Surviving Corporation") and shall continue to be governed by the DGCL.

     1.02 Effective Time.  In accordance with Sections 103 and 252 of the DGCL,
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the Merger shall become effective (the "Effective Time") upon the filing of a
Certificate of Merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, or at such later time, not later than five business days thereafter, as may be specified in the Certificate of Merger. All
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other filings or recordings required by Delaware and California law in connection with the Merger shall also be made.


     1.03 Effect of the Merger.  The Merger shall have the effects set forth in
          --------------------
section 259 and 260 of the DGCL.

                     ARTICLE II - THE SURVIVING CORPORATION

     2.01  Name.  The name of the surviving corporation shall be BNC Mortgage,
           ----
Inc. (sometimes referred to as the "Surviving Corporation").

     2.02  Certificate of Incorporation and Bylaws.  The Certificate of
           ---------------------------------------
Incorporation and Bylaws of the BNC Delaware as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation unless and until amended in accordance with their terms and applicable law.

     2.03  Officers and Directors.  The officers of BNC Delaware immediately
           ----------------------
prior to the Effective Time shall continue as officers of the Surviving Corporation and remain officers until their successors are duly appointed or their prior resignation, removal or death. The directors of BNC Delaware immediately prior to the Effective Time shall continue as directors of the Surviving Corporation and shall remain directors until their successors are duly elected and qualified or their prior resignation, removal or death.

                   ARTICLE III - THE DISAPPEARING CORPORATION

     3.01  Conversion of Stock BNC Cal.  At the Effective Time, each issued and
           ---------------------------
outstanding share of both Class A and Class B Common stock of BNC Cal shall be converted into 4,123.71134 shares of BNC Delaware's Common Stock, $.001 par value per share (the "Common Stock").

     3.02  Issuance of Shares.
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          (i)  BNC Delaware shall designate an exchange agent (the "Exchange
Agent") to act as such in connection with the issuance of certificates representing Common Stock pursuant to this Agreement.

          (ii) As soon as practicable after the Effective Time, BNC Delaware shall cause the Exchange Agent to distribute to each owner of BNC Cal certificates representing the number of shares of Common Stock to which such owner is entitled pursuant to section 3.01 of this Agreement.

     3.03  Characterization of Merger.  For federal income tax purposes, the
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conversion of interests in BNC Cal pursuant to this Article III shall be deemed a reorganization and mere change in place of organization pursuant to section 368 (a)(1) (F) of the Internal Revenue Code of 1986.

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                 ARTICLE IV - TRANSFER AND CONVEYANCE OF ASSETS
                         AND ASSUMPTION OF LIABILITIES

     4.01  Transfer, Conveyance and Assumption.  At the Effective Time, BNC
           -----------------------------------
Delaware shall continue in existence as the Surviving Corporation, and without further action on the part of BNC Cal or BNC Delaware, succeed to and possess all the rights, privileges and powers of BNC Cal, and all the assets and property of whatever kind and character of BNC Cal shall vest in BNC Delaware without further act or deed. Thereafter, BNC Delaware, as the Surviving Corporation, shall be liable for all of the liabilities and obligations of BNC Cal, and any claim or judgment against BNC Cal may be enforced against BNC Delaware, as the Surviving Corporation, in accordance with Section 259 of the DGCL.

     4.02  Further Assurances.  If at any time BNC Delaware shall consider or be
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advised that any further assignment, conveyance or assurance is necessary or advisable to vest, perfect or confirm of record in it the title to any property or right of BNC Cal, or otherwise to carry out the provisions hereof, members of BNC Cal as of the Effective Time shall execute and deliver any and all proper deeds, assignments and assurances, and do all things necessary and proper to vest, perfect or convey title to such property or right in BNC Delaware and otherwise to carry out the provisions hereof.

                   ARTICLE V - REPRESENTATIONS AND WARRANTIES
                                   OF BNC CAL

     BNC Cal represents and warrants to BNC Delaware as follows:

     5.01  Validity of Actions.  BNC Cal (i) is a corporation duly formed,
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validly existing and in good standing under the laws of the State of California,
(ii) has full power and authority to enter into this Agreement and to carry out all acts contemplated by it. This Agreement has been duly executed and delivered on behalf of BNC Cal. BNC Cal has received all necessary authorization to enter into this Agreement, and this Agreement is a legal, valid and binding obligation of BNC Cal, enforceable against BNC Cal in accordance with its terms. The execution and delivery of this Agreement and consummation of the transactions contemplated by it will not violate any provision of BNC Cal's Articles of Incorporation or By-laws, nor violate, conflict with or result in any breach of any of the terms, provisions or conditions of, or constitute a default or cause acceleration of, any indebtedness under any agreement or instrument to which BNC Cal is a party or by which it or its assets may be bound, or cause a breach of any applicable Federal or state law or governmental regulation, or any applicable order, judgment, writ, award, injunction or decree of any court or governmental instrumentality.

                  ARTICLE VI - REPRESENTATIONS AND WARRANTIES
                                OF BNC DELAWARE

     BNC Delaware represents and warrants to BNC Cal as follows:

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     6.01.  Validity of Actions.  BNC Delaware (i) is duly organized, validly
            -------------------
existing and in good standing under the laws of the State of Delaware, and (ii) has full power and authority to enter into this Agreement and to carry out all acts contemplated by it. This Agreement has been duly executed and delivered on behalf of BNC Delaware, and BNC Delaware has received all necessary authorization. This Agreement is a legal, valid and binding obligation of BNC Delaware, enforceable against BNC Delaware in accordance with its terms. The execution and delivery of this Agreement and consummation of the transactions contemplated by it will not violate any provision of the Certificate of Incorporation or bylaws of BNC Delaware nor violate, conflict with or result in any breach of any of the terms, provisions or conditions of, or constitute a default or cause acceleration of, any indebtedness under any agreement or instrument to which BNC Delaware is a party or by which it or its assets may be bound, or cause a breach of any applicable federal or state law or regulation, or any applicable order, judgment, writ, award, injunction or decree of any court or governmental instrumentality.

     6.02.  Capital Stock of BNC Delaware.  The authorized capital stock of BNC
            -----------------------------
Delaware consists of Fifty Million (50,000,000) shares of Common Stock, and Five Million (5,000,000) shares of Preferred Stock. The shares of Common Stock of BNC Delaware to be delivered to the shareholders of BNC Cal pursuant to this Agreement have been duly and validly authorized, and when issued and delivered, will be fully paid and nonassessable.

                         ARTICLE VII - FURTHER ACTIONS

     7.01  Additional Documents.  At the request of any party, each party will
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execute and deliver any additional documents and perform in good faith such acts as reasonably may be required in order to consummate the transactions contemplated by this Agreement.

                    ARTICLE VIII - CONDITIONS TO THE MERGER

     The obligation of BNC Delaware, on the one hand, and of BNC Cal on the other hand, to consummate the Merger shall be subject to compliance with or satisfaction of the following conditions:

     8.01  Bring Down.  The representations and warranties set forth in this
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Agreement shall be true and correct in all material respects at and as of the
Effective Time as if then made (except for those representations and warranties made as of a given date, which shall continue to be true and correct as of such given date) as of the Effective Time.

     8.02  No Statute, Rule or Regulation Affecting.  At the Effective Time,
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there shall be no statute, or regulation enacted or issued by the United States or any State, or by a court, which prohibits or challenges the consummation of the Merger.

     8.03  Effectiveness of Registration Statement.  Prior to the Effective
           ---------------------------------------
Time, the Registration Statement shall have been declared effective, no stop order suspending the effectiveness of the

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Registration Statement shall have been issued, no proceedings for such purpose shall have been initiated, and all necessary approvals under state securities or blue sky laws shall have been received.

     8.04  Satisfaction of Conditions.  All other conditions to the Merger set
           --------------------------
forth herein shall have been satisfied.

                  ARTICLE IX - TERMINATION; AMENDMENT; WAIVER

     9.01  Termination.  This Agreement and the transactions contemplated hereby
           -----------
may be terminated at any time prior to the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (i) by mutual consent of the Board of Directors of BNC Delaware and the Board of Directors of BNC Cal, or
(ii) by action of the Board of Directors of BNC Delaware or of the Board of Directors of BNC Cal in the event that the Merger is not consummated prior to December 31, 1998, or such later date as the parties shall mutually agree in writing.

     9.02  Amendment.  The parties hereto may, by written agreement, amend this
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Agreement at any time prior to the filing of the Certificate of Merger with the
Secretary of State of the State of Delaware, such amendment to be approved by the Board of Directors of BNC Cal agreeing to such amendment with BNC Delaware.

     9.03  Waiver.  At any time prior to the Effective Time, any party to this
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Agreement may extend the time for the performance of any of the obligations or other acts of any other party hereto, or waive compliance with any of the agreements of any other party or with any condition to the obligations hereunder, in each case only to the extent that such obligations, agreements and conditions are intended for its benefit.

                           ARTICLE X - MISCELLANEOUS

     10.01  Expenses.  If the Merger becomes effective, all of the expenses
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incurred in connection with the Merger shall be paid by BNC Delaware.

     10.02  Notice. Except as otherwise specifically provided, any notices to
            ------
be given hereunder shall be in writing and shall be deemed given upon personal delivery or upon mailing thereof, if mailed by certified mail, return receipt requested, to the following addresses (or to such other address or addresses shall be specified in any notice given):
          In the case of BNC Delaware:
               BNC Mortgage, Inc.
               1063 McGaw Avenue
               Irvine, California 92614
               (714) 260-6000

          In the case of BNC Cal:
               BNC Mortgage, Inc.
               1063 McGaw Avenue

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               Irvine, California 92614
               (714) 260-6000

     10.03  Non-Assignability.  This Agreement shall not be assignable by any of
            -----------------
the parties hereto.

     10.04  Entire Agreement.  This Agreement contains the parties' entire
            ----------------
understanding and agreement with respect to its subject matter, and any and all conflicting or inconsistent discussions, agreements, promises, representations and statements, if any, between the parties or their representatives that are not incorporated in this Agreement shall be null and void and are merged into this Agreement.

     10.05  Governing Law.  This Agreement shall be governed by and construed in
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accordance with the laws of the State of Delaware, without giving effect to conflicts of law principles.

     10.06  Headings.  The various section headings are inserted for purposes of
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reference only and shall not affect the meaning or interpretation of this
Agreement or any provision hereof.

     10.07  Gender; Number.  All references to gender or number in this
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Agreement shall be deemed interchangeably to have a masculine, feminine, neuter, singular or plural meaning, as the sense of the context requires.

     10.08  Severability.  The provisions of this Agreement shall be severable,
            ------------
and any invalidity, unenforceability or illegality of any provision or provisions of this Agreement shall not affect any other provision or provisions of this Agreement, and each term and provision of this Agreement shall be construed to be valid and enforceable to the full extent permitted by law.

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by an officer duly authorized to do so, all as of the day and year first above written.

BNC MORTGAGE, INC., a California Corporation

By: /s/ KELLY W. MONAHAN
    ------------------------------
    Name:   Kelly W. Monahan
    Title:  President

BNC MORTGAGE, INC., a Delaware Corporation

By: /s/ KELLY W. MONAHAN
    ------------------------------
    Name:   Kelly W. Monahan
    Title:  President

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